Exhibit 23.3

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement pertaining to the report dated October 11, 1996, with respect to the financial statements of the Dendrite Americas/International, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.




                                             /s/ Gregory J. Mosley
                                             Gregory J. Mosley, C.P.A.


Tulsa, Oklahoma
December 26, 1996